Exhibit 99.1

Civitas Resources Announces Third Quarter 2022 Results

Production Exceeds Expectations; Capital Investments Lower than Forecast

Company Increases Quarterly Base Dividend to $0.50 per Share and Declares Fixed-plus-Variable Dividend to be Paid in December

Company Adopts Majority Voting for Director Elections, Proxy Access and Proposes Amendments to Allow Stockholders to Call Special Meetings and Act by Written Consent

DENVER, October 31st, 2022 - Civitas Resources, Inc. (NYSE: CIVI) (the "Company" or "Civitas") today announced its third quarter 2022 financial and operating results. A conference call to discuss the results is planned for 8 a.m. MT (10 a.m. ET), November 1, 2022. Dial-in details can be found in this release. In addition, supplemental slides have been posted to the Company’s website, www.civiresources.com.

Third Quarter 2022 Highlights
•Average daily sales volumes of 176.3 thousand barrels of oil equivalent per day (“MBoe/d”), with oil representing 45% of total volumes
•Total capital expenditures of $237.2 million
•GAAP net income of $405.8 million and Adjusted EBITDAX(1) of $631.5 million
•Net cash provided by operating activities of $710.1 million and free cash flow(1) of $352.3 million
•Fixed-plus-variable dividend, to be paid in December, increased to $1.95 per share, up roughly 11% sequentially from $1.7625 per share in the prior quarter
•Total liquidity was $1.7 billion as of September 30, 2022, which consisted of $682.1 million of cash plus funds available under the Company's credit facility

(1) Non-GAAP financial measure; see attached reconciliation schedules at the end of this release.

Shareholder Return Framework

The Company's board of directors approved a dividend of $1.95 per share, payable on December 30, 2022 to shareholders of record as of December 15, 2022. The total reflects the combination of a new, higher quarterly base dividend of $0.50 per share and a quarterly variable dividend of $1.45 per share. Additional details regarding the calculation of the variable dividend can be found in the Company's new investor presentation located on its website.

Civitas CEO Chris Doyle said, “Civitas reported outstanding results this quarter, with production and cash flow exceeding expectations at lower-than-expected capital investments. Our business plan is focused on four pillars that are proven to create value and position us for future success: generating significant free cash flow, maintaining a premier balance sheet, returning cash to shareholders, and leading on ESG. This approach has been and will continue to be a winning formula for our shareholders, our employees, and the communities in which we operate.”

Third Quarter 2022 Financial and Operating Results

During the third quarter of 2022, the Company reported average daily sales of 176.3 MBoe/d, of which 45% was crude oil, 30% was natural gas, and 25% was natural gas liquids. The table below provides sales volumes, product mix, and average sales prices for the third quarter of 2022 and 2021.

	Three Months Ended September 30,
	2022	2021	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	78,634	22,135	255%
Natural gas (Mcf/d)	317,313	72,255	339%
Natural gas liquids (Bbls/d)	44,766	9,567	368%
Crude oil equivalent (Boe/d)	176,286	43,745	303%

Product Mix
Crude oil	45%	51%
Natural gas	30%	27%
Natural gas liquids	25%	22%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$90.38	$64.38	40%
Natural gas (per Mcf)	$7.39	$3.52	110%
Natural gas liquids (per Bbl)	$33.38	$38.44	(13)%
Crude oil equivalent (per Boe)	$62.10	$46.80	33%

Capital expenditures during the quarter were $237.2 million, which included $16.0 million of land and midstream investments. The Company drilled 47 gross (39.4 net) operated wells, completed 35 gross (28.5 net) operated wells, and turned to sales 52 gross (44.7 net) operated wells during the third quarter.

Net crude oil, natural gas, and natural gas liquids revenue in the third quarter of 2022 was $1.0 billion, compared to $1.2 billion in the second quarter of 2022. The decrease was primarily related to lower crude oil, natural gas, and natural gas liquids realized prices, partly offset by an increase in sales volumes. Crude oil accounted for approximately 65% of total revenue for the quarter. Differentials for the Company's crude oil production, relative to WTI, averaged approximately negative $2.68 per barrel in the quarter.

Lease operating expense for the third quarter of 2022, on a unit basis, increased to $2.78 per Boe from $2.63 per Boe in the second quarter of 2022.

Rocky Mountain Infrastructure (“RMI”) net effective cost for the third quarter 2022 was $0.52 per Boe, which consists of $0.57 per Boe of midstream operating expense offset by $0.05 per Boe of RMI operating revenue from working interest partners. RMI operating revenue from working interest partners is based on production volumes, and the fees are not tied to crude oil or natural gas prices.

The Company's general and administrative ("G&A") expenses for the third quarter were $37.3 million, which included $10.2 million in non-cash stock-based compensation and $5.5 million of other non-recurring G&A expenses. Recurring cash G&A, which excludes non-recurring and non-cash items, was $21.6 million for the third quarter of 2022. On a per unit basis, the Company's recurring cash G&A increased 6% sequentially from $1.26 per Boe in the second quarter of 2022 to $1.33 per Boe in the third quarter of 2022.

Recurring cash G&A and RMI net effective cost are non-GAAP financial measures. Please see Schedule 7 and Schedule 8 at the end of this release for a reconciliation to the most comparable GAAP measure.

2022 Outlook

The table below provides updated guidance on production, expenses and realized prices. The Company expects to pay $75-125 million in cash income taxes for 2022 assuming $90.00/Bbl WTI oil for the remainder of the year.

2022 Updated Guidance	Low	High
D&C Capital Expenditures ($MM)	$890	$920
Land, Midstream & Other Capital Expenditures ($MM)	$80	$100
Total Production (MBoe/d)	166	170
Oil Production (MBbl/d)	74	76
% Liquids	68%	70%
Realized Oil Price ($/Bbl relative to WTI)	$(3.00)	$(4.00)
Lease Operating Expenses ($/Boe)	$2.65	$2.80
Gathering, Transportation and Processing Expenses ($/Boe)	$4.60	$4.80
Midstream Operating Expenses ($/Boe)	$0.45	$0.55
Recurring Cash G&A Expenses ($MM, 4Q22)	$22	$24
Production Taxes (% of revenue)	8%	9%
Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” below.

Announces Governance Enhancements

Following a careful review by the Company’s Board of Directors (the “Board”) of the Company’s governance profile, Civitas today announced a series of governance enhancements intended to further increase the Board’s accountability to shareholders:

The Board adopted and approved, effective immediately, amendments to the Company’s bylaws, which provide, among other things:
•for majority voting in uncontested director elections, and
•for “proxy access” that allows a stockholder, or a group of stockholders to nominate and include in our annual meeting proxy materials director nominees, subject to certain conditions.

In addition, the Board approved and recommended for adoption by our stockholders at our 2023 annual meeting amendments to our Certificate of Incorporation that would, among other things:
•allow special meetings to be called at request of stockholders, subject to certain conditions;
•allow stockholders to act by written consent, subject to certain conditions;

Further information on the foregoing governance changes is detailed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on October 31, 2022.

Conference Call Information

The Company plans to host a conference call to discuss third quarter results at 8 a.m. MT (10 a.m. ET) on November 1, 2022. A live webcast and replay will be available on the Investor Relations section of the Company’s website at www.civiresources.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	888-510-2535	4872770
Replay	800-770-2030	4872770

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil and gas producer and is focused on developing and producing crude oil, natural gas, and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civiresources.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning future opportunities for Civitas, future financial performance and condition, guidance and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the ultimate timing, outcome and results of integrating the legacy operations of Civitas; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include: declines or volatility in the prices we receive for our oil, natural gas, and natural gas liquids; general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, including any future economic downturn, the impact of inflation, disruption in the financial markets and the availability of credit; the effects of disruption of our operations or excess supply of oil and natural gas due to world health events, including the COVID-19 pandemic and the actions by certain oil and natural gas producing countries; the continuing effects of the COVID-19 pandemic, including any recurrence or the worsening thereof; the ability of our customers to meet their obligations to us; our access to capital; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation); environmental risks; seasonal weather conditions; lease stipulations; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; operational interruption of centralized oil and natural gas processing facilities; competition in the oil and natural gas industry; management’s ability to execute our plans to meet our goals; our ability to attract and retain key members of our senior management and key technical employees; our ability to maintain effective internal controls; access to adequate gathering systems and pipeline take-away capacity; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; costs and other risks associated with perfecting title for mineral rights in some of our properties; political conditions in or affecting other producing countries, including conflicts in or relating to the Middle East, South America, and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings. Civitas undertakes no duty to publicly update these statements except as required by law.

For further information, please contact:

Investor Relations:
John Wren, ir@civiresources.com

Media:
Rich Coolidge, info@civiresources.com

Schedule 1: Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except for per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating net revenues:
Oil, natural gas, and NGL sales	$1,007,951	$189,963	$2,977,125	$420,157
Operating expenses:
Lease operating expense	45,063	11,560	122,959	28,649
Midstream operating expense	9,214	3,163	22,395	11,314
Gathering, transportation, and processing	84,482	14,105	214,404	32,793
Severance and ad valorem taxes	85,029	9,205	234,203	23,622
Exploration	4,355	1,513	6,436	5,156
Depreciation, depletion, and amortization	212,070	35,604	601,449	89,433
Abandonment and impairment of unproved properties	—	—	17,975	2,215
Unused commitments	193	3,364	2,700	7,692
Bad debt expense (recovery)	(11)	279	(7)	279
Merger transaction costs	1,814	5,580	23,766	27,121
General and administrative expense (including $10,244, $2,289, $24,469, and $6,096, respectively, of stock-based compensation)	37,296	11,724	102,682	33,119
Total operating expenses	479,505	96,097	1,348,962	261,393
Other income (expense):
Derivative gain (loss)	9,281	(36,224)	(358,862)	(133,613)
Interest expense	(7,468)	(3,025)	(24,650)	(6,685)
Gain (loss) on property transactions, net	(938)	951	15,859	951
Other income	12,769	687	17,865	964
Total other income (expense)	13,644	(37,611)	(349,788)	(138,383)
Income from operations before income taxes	542,090	56,255	1,278,375	20,381
Income tax expense	(136,338)	(15,596)	(312,163)	(5,160)
Net income	$405,752	$40,659	$966,212	$15,221

Comprehensive income	$405,752	$40,659	$966,212	$15,221

Net income per common share:
Basic	$4.77	$1.32	$11.37	$0.55
Diluted	$4.74	$1.31	$11.30	$0.55
Weighted-average common shares outstanding
Basic	85,069	30,849	84,968	27,485
Diluted	85,554	31,138	85,495	27,839

Schedule 2: Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$405,752	$40,659	$966,212	$15,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	212,070	35,604	601,449	89,433
Deferred income tax expense	114,326	15,596	239,766	5,368
Abandonment and impairment of unproved properties	—	—	17,975	2,215
Stock-based compensation	10,244	2,289	24,469	6,096
Amortization of deferred financing costs	1,139	437	3,319	963
Derivative (gain) loss	(9,281)	36,224	358,862	133,613
Derivative cash settlements loss	(143,911)	(26,546)	(492,120)	(50,536)
(Gain) loss on property transactions, net	938	(951)	(15,859)	(951)
Other	47	49	202	14
Changes in current assets and liabilities:
Accounts receivable, net	71,803	(2,364)	39,027	(17,050)
Prepaid expenses and other assets	4,480	(256)	(2,099)	2,244
Accounts payable and accrued liabilities	48,823	12,932	241,662	9,504
Settlement of asset retirement obligations	(6,335)	(989)	(18,002)	(3,891)
Net cash provided by operating activities	710,095	112,684	1,964,863	192,243
Cash flows from investing activities:
Acquisition of oil and natural gas properties	(71,167)	(71)	(374,769)	(620)
Cash acquired	—	—	44,310	49,827
Exploration and development of oil and natural gas properties	(241,772)	(46,938)	(708,958)	(104,207)
Purchases of carbon offsets	—	—	(7,196)	—
Additions to other property and equipment	(163)	(34)	(97)	(72)
Other	9	204	126	204
Net cash used in investing activities	(313,093)	(46,839)	(1,046,584)	(54,868)
Cash flows from financing activities:
Proceeds from credit facility	—	—	100,000	155,000
Payments to credit facility	—	(39,000)	(100,000)	(249,000)
Redemption of senior notes	—	—	(100,000)	—
Proceeds from exercise of stock options	30	307	232	716
Dividends paid	(150,823)	(10,809)	(370,591)	(21,598)
Payment of employee tax withholdings in exchange for the return of common stock	(3,322)	(74)	(19,062)	(2,890)
Deferred financing costs	—	(262)	(1,174)	(3,915)
Other	—	—	—	(21)
Net cash used in financing activities	(154,115)	(49,838)	(490,595)	(121,708)
Net change in cash, cash equivalents, and restricted cash	242,887	16,007	427,684	15,667
Cash, cash equivalents, and restricted cash:
Beginning of period(1)	439,353	24,505	254,556	24,845
End of period(1)	$682,240	$40,512	$682,240	$40,512
(1) Includes $0.1 million of restricted cash and consists of funds for road maintenance and repairs that is presented in other noncurrent assets within the accompanying unaudited condensed consolidated balance sheets (“balance sheets”) as of September 30, 2022 and 2021.

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$682,138	$254,454
Accounts receivable, net:
Oil, natural gas, and NGL sales	337,946	362,262
Joint interest and other	101,401	66,390
Prepaid expenses and other	33,069	21,052
Inventory of oilfield equipment	27,488	12,386
Derivative assets	5,727	3,393
Total current assets	1,187,769	719,937
Property and equipment (successful efforts method):
Proved properties	6,538,973	5,457,213
Less: accumulated depreciation, depletion, and amortization	(1,010,340)	(430,201)
Total proved properties, net	5,528,633	5,027,012
Unproved properties	631,117	688,895
Wells in progress	251,779	177,296
Other property and equipment, net of accumulated depreciation of $6,715 in 2022 and $4,742 in 2021	49,764	51,639
Total property and equipment, net	6,461,293	5,944,842
Long-term derivative assets	2,764	—
Right-of-use assets	28,150	39,885
Deferred income tax assets	—	22,284
Other noncurrent assets	8,821	14,085
Total assets	$7,688,797	$6,741,033
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$288,720	$246,188
Production taxes payable	282,893	144,408
Oil and natural gas revenue distribution payable	494,548	466,233
Lease liability	15,616	18,873
Derivative liability	144,176	219,804
Income tax payable	18,897	—
Asset retirement obligations	24,000	24,000
Total current liabilities	1,268,850	1,119,506
Long-term liabilities:
Senior notes	392,897	491,710
Lease liability	13,122	21,398
Ad valorem taxes	304,016	232,147
Derivative liability	32,916	19,959
Deferred income tax liabilities	221,904	—
Asset retirement obligations	201,567	201,315
Total liabilities	2,435,272	2,086,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 85,105,363 and 84,572,846 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	4,917	4,912
Additional paid-in capital	4,204,742	4,199,108
Retained earnings	1,043,866	450,978
Total stockholders’ equity	5,253,525	4,654,998
Total liabilities and stockholders’ equity	$7,688,797	$6,741,033

Schedule 4: Per unit cash cost margins
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Crude oil equivalent sales volumes (MBoe)	16,218	4,025	303%	46,474	9,752	377%

Realized price (before derivatives)(1)	$62.10	$46.80	33%	$64.00	$42.74	50%

Per unit costs ($/Boe)
Lease operating expense	$2.78	$2.87	(3)%	$2.65	$2.94	(10)%
RMI net effective cost(1)	$0.52	$0.38	37%	$0.43	$0.82	(48)%
Gathering, transportation, and processing	$5.21	$3.50	49%	$4.61	$3.36	37%
Severance and ad valorem taxes	$5.24	$2.29	129%	$5.04	$2.42	108%
Recurring cash general and administrative(2)	$1.33	$2.31	(42)%	$1.43	$2.62	(45)%
Interest expense	$0.46	$0.75	(39)%	$0.53	$0.69	(23)%
Total cash costs	$15.54	$12.10	28%	$14.69	$12.85	14%
Cash cost margin (before derivatives)	$46.56	$34.70	34%	$49.31	$29.89	65%
Derivative cash settlements	$(8.87)	$(6.60)	34%	$(10.59)	$(5.18)	104%
Cash cost margin (after derivatives)	$37.69	$28.10	34%	$38.72	$24.71	57%

Non-cash and non-recurring items
Depreciation, depletion, and amortization	$13.08	$8.85	48%	$12.94	$9.17	41%
Non-cash and non-recurring general and administrative	$0.97	$0.61	59%	$0.78	$0.77	1%

(1) Realized prices exclude $0.8 million, $1.6 million, $2.6 million, and $3.3 million of oil transportation and gas gathering revenues from third parties, which do not have associated sales volumes for three months ended September 30, 2022 and 2021, and nine months ended September 30, 2022 and 2021, respectively. Alternatively, the aforementioned oil transportation and gas gathering revenues from third parties have been netted against the midstream operating expense to arrive at the RMI net effective cost. See Schedule 8 for a reconciliation from GAAP midstream operating expense to RMI net effective cost.

(2) Recurring cash general and administrative expense excludes stock-based compensation, cash severance costs, and other non-recurring fees. Please see Schedule 7 for a reconciliation from GAAP G&A to recurring cash G&A.

Schedule 5: Adjusted Net Income
(in thousands, except per share amounts, unaudited)

Adjusted net income is a supplemental non-GAAP financial measure that is used by management to present a more comparable, recurring profitability between periods. Management believes adjusted net income provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines adjusted net income as net income after adjusting for (1) the impact of certain non-cash items and one-time transactions and correspondingly (2) the related tax effect in each period. Adjusted net income is not a measure of net income as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$405,752	$40,659	$966,212	$15,221
Adjustments to net income:
Abandonment and impairment of unproved properties	—	—	17,975	2,215
Unused commitments	193	3,364	2,700	7,692
Stock-based compensation(1)	10,244	2,289	24,469	6,096
Non-recurring general and administrative expense(1)	5,481	150	11,816	1,444
Merger transaction costs	1,814	5,580	23,766	27,121
(Gain) loss on property transactions, net	938	(951)	(15,859)	(951)
Derivative (gain) loss	(9,281)	36,224	358,862	133,613
Derivative cash settlement loss	(143,911)	(26,546)	(492,120)	(50,536)
Other	47	49	202	14
Total adjustments before taxes	(134,475)	20,159	(68,189)	126,708
Tax effect of adjustments(2)	33,081	(4,959)	16,774	(31,170)
Total adjustments after taxes	(101,394)	15,200	(51,415)	95,538

Adjusted net income	$304,358	$55,859	$914,797	$110,759

Adjusted net income per diluted share	$3.56	$1.79	$10.70	$3.98

Diluted weighted-average common shares outstanding	85,554	31,138	85,495	27,839

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income.
(2) Estimated using the federal and state effective tax rate of 24.6%.

Schedule 6: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management to provide a metric of the Company's ability to internally generate funds for exploration and development of oil and gas properties. The metric excludes items which are non-recurring in nature. Management believes Adjusted EBITDAX provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines Adjusted EBITDAX as earnings before interest, income taxes, depreciation, depletion, and amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDAX.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$405,752	$40,659	$966,212	$15,221
Exploration	4,355	1,513	6,436	5,156
Depreciation, depletion, and amortization	212,070	35,604	601,449	89,433
Abandonment and impairment of unproved properties	—	—	17,975	2,215
Stock-based compensation(1)	10,244	2,289	24,469	6,096
Non-recurring general and administrative expense(1)	5,481	150	11,816	1,444
Merger transaction costs	1,814	5,580	23,766	27,121
Unused commitments	193	3,364	2,700	7,692
(Gain) loss on property transactions, net	938	(951)	(15,859)	(951)
Interest expense	7,468	3,025	24,650	6,685
Derivative (gain) loss	(9,281)	36,224	358,862	133,613
Derivative cash settlements loss	(143,911)	(26,546)	(492,120)	(50,536)
Income tax expense	136,338	15,596	312,163	5,160
Adjusted EBITDAX	$631,461	$116,507	$1,842,519	$248,349

(1) Included as a portion of general and administrative expense in the consolidated statement of operations and comprehensive income.

Schedule 7: Recurring Cash G&A
(in thousands, unaudited)

Recurring cash G&A is a supplemental non-GAAP financial measure that is used by management to provide only the cash portion of its G&A expense, which can be used to evaluate cost management and operating efficiency on a comparable basis from period to period. Management believes recurring cash G&A provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines recurring cash G&A as GAAP general and administrative expense exclusive of the Company's stock-based compensation and one-time charges. The Company refers to recurring cash G&A to provide typical recurring cash G&A costs that are planned for in a given period. Recurring cash G&A is not a fully inclusive measure of general and administrative expense as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of general and administrative expense to the non-GAAP financial measure of recurring cash G&A.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
General and administrative expense	$37,296	$11,724	$102,682	$33,119
Stock-based compensation	(10,244)	(2,289)	(24,469)	(6,096)
Non-recurring general and administrative expense(1)	(5,481)	(150)	(11,816)	(1,444)
Recurring Cash G&A	$21,571	$9,285	$66,397	$25,579

(1) For the three and nine months ended September 30, 2022, non-recurring general and administrative expense represents certain one-time expenditures including, but not limited to, donations towards humanitarian relief in Ukraine, cash severance costs, and CEO transition costs. For the three and nine months ended September 30, 2021, non-recurring general and administrative expense represents certain one-time expenditures including, but not limited to, legal fees and penalties assumed through the HighPoint Merger.

Schedule 8: RMI Net Effective Cost
(in thousands, unaudited)

RMI net effective cost is a supplemental non-GAAP financial measure that is used by management to assess only the net cash impact the Company’s wholly owned subsidiary, Rocky Mountain Infrastructure, LLC, has on the Company’s consolidated financials. Management believes the net effective cost provides external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, with additional information to assist in their analysis of the Company. The Company defines the RMI net effective cost as GAAP midstream operating expense less revenue generated from working interest partners utilizing the RMI assets.

The following table presents a reconciliation of the GAAP financial measures of midstream operating expense and RMI working interest partner revenue to the non-GAAP financial measure of RMI net effective cost.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Midstream operating expense	$9,214	$3,163	$22,395	$11,314
RMI working interest partner revenue	(781)	(1,635)	(2,630)	(3,302)
RMI net effective cost	$8,433	$1,528	$19,765	$8,012

Schedule 9: Free Cash Flow
(in thousands, unaudited)

Free cash flow is a supplemental non-GAAP financial measure that is calculated as net cash provided by operating activities before changes in current assets and liabilities less exploration and development of oil and natural gas properties before changes in working capital related to drilling expenditures. Civitas believes free cash flow provides a useful measure of available cash generated by operating activities for other investing and financing activities.

The following table presents a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP financial measure of free cash flow.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$710,095	$112,684	$1,964,863	$192,243
Add back: changes in current assets and liabilities	(118,771)	(9,323)	(260,588)	9,193
Cash flow from operations before changes in operating assets and liabilities	591,324	103,361	1,704,275	201,436
Less: exploration and development of oil and natural gas properties	(241,772)	(46,938)	(708,958)	(104,207)
Less: changes in working capital related to drilling expenditures	2,699	(5,890)	33	(22,175)
Free cash flow	$352,251	$50,533	$995,350	$75,054